UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): March 7, 2008 (March 6, 2008)
INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
INX Inc. (and together with Subsidiaries the “Company”) is filing this amended current report on Form 8-K/A to correct an error in the amount of basic and diluted net income (loss) per share reported in Exhibit 99.1 in the Consolidated Statement of Operations for the three months ended December 31, 2007. The Consolidated Statement of Operations was attached to the press release announcing the Company’s financial results for the quarter and year ended December 31, 2007. The corrections are as follows:

	As Originally
	Reported	As Corrected
Net income (loss) per share:
Basic:
Net income from continuing operations	$0.18	$0.18
Loss from discontinued operations, net of taxes	(0.02)	(0.01)

Net income per share	$0.16	$0.17

Diluted:
Net income from continuing operations	$0.17	$0.16
Loss from discontinued operations, net of taxes	(0.01)	—

Net income per share	$0.16	$0.16

Item 2.02	Results of Operations and Financial Condition
On March 6, 2008, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2007. The Consolidated Statements of Operations for the three months ended December 31, 2007 and 2006 included in the press release contained an error of one cent in the amount of basic and diluted net income (loss) per share reported for the three months ended December 31, 2007. A corrected copy of the Consolidated Statements of Operations for the three months ended December 31, 2007 and 2006 is attached hereto as Exhibit 99.1 and is incorporated herein by reference. No changes were required to the text portion of the press release.

Item 7.01	Regulation FD Disclosure.
On March 6, 2008, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2007. A corrected copy of the Consolidated Statements of Operations for the three months ended December 31, 2007 and 2006 included in the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Description
99.1	INX Inc. and Subsidiaries Consolidated Statements of Operations for the three months ended December 31, 2007 and 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2008	INX Inc.
	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer